Exhibit 99.1

Valeant Pharmaceuticals International, Inc. Completes Acquisition Of Bausch + Lomb

08/06/2013

LAVAL, Quebec, Aug. 6, 2013 /PRNewswire/ — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced it has completed the previously announced acquisition of Bausch + Lomb Holdings Incorporated. Bausch + Lomb is a leading global eye health company that has a broad portfolio of eye health products, including well-known prescription and OTC brands Besivance, Lotemax, Ocuvite and PreserVision; vision care brands Biotrue ONEday, PureVision, renu and Boston; and surgical brands enVista, Storz, Stellaris and VICTUS.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

(Logo: http://photos.prnewswire.com/prnh/20101025/LA87217LOGO)

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

SOURCE Valeant Pharmaceuticals International, Inc.